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                                                                     EXHIBIT 3.9


                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                                 WAVETEK CORPORATION


          Wavetek Corporation, a Delaware corporation, hereby certifies as follows:

          FIRST.   The Board of Directors of said corporation duly adopted a
resolution setting forth and declaring advisable the amendment of Article First of the certificate of incorporation of said corporation so that, as amended, said Article shall read as follows:

         "FIRST.   The name of the corporation is Wavetek U.S. Inc."

         SECOND.   In lieu of a vote of stockholders, written consent to the
foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of Delaware, and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, Wavetek Corporation has caused this certificate to be signed by Terence J. Gooding, its President, and attested by Shirlee A. Ewell, its Assistant Secretary, on the 28th day of June, 1991.

                                  WAVETEK CORPORATION


Attest:                           By  /s/ Terence J. Gooding
                                      -----------------------------------
                                      Terence J. Gooding

By /s/ Shirlee A. Ewell
  -------------------------------
   Shirlee A. Ewell